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                                                                    Exhibit 5(i)

                   Allstate Life Insurance Company of New York
                3100 Sanders Road, Suite J5B Northbrook, IL 60062
                       Phone 847.402.2271 Fax 847.402.3781
                            Email SLees@allstate.com

                                                                   Susan L. Lees
                                                Director, Senior Vice President,
                                                   General Counsel and Secretary

                                                                Law & Regulation

March 27, 2012

To:      Allstate Life Insurance Company of New York
         Northbrook, IL  60062

From:    Susan L. Lees
         Director, Senior Vice President, General
         Counsel and Secretary

Re:      Form  S-1 Registration Statement under the Securities Act of 1933
         File No. 333-
         AIM Lifetime Plus Variable Annuity
         AIM Lifetime Plus II Variable Annuity
         Allstate Provider Variable Annuity
         Custom Portfolio Variable Annuity
         SelectDirections Variable Annuity (together the "Contracts")

With reference to the Form S-1 Registration Statement filed by Allstate Life Insurance Company of New York (the "Company"), as Registrant, with the Securities and Exchange Commission covering the Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of March 27, 2012:

1) The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue the Certificates by the Commissioner of Insurance of the State of New York.

2) The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectuses constituting part of the Registration Statement.

Sincerely,

/s/ Susan L. Lees
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Susan L. Lees
Director, Senior Vice President,
General Counsel and Secretary